UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 28, 2007

Memry Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15971	06-1084424
(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On March 28 and 29, 2007, Memry Corporation (“Memry”), entered into amendments to its two existing debt facilities. Memry entered into a Fourth Amendment Agreement dated as of March 28, 2007 by and between Memry Corporation and Webster Bank, National Association, and a First Amendment to Subordinated Loan Agreement, dated as of March 29, 2007, by and among Memry Corporation, Putnam Plastics Company LLC, Ironbridge Mezzanine Fund, L.P., and Brookside Pecks Capital Partners, L.P. The amendments, among other things, changed the definition of the Fixed Charge Coverage Ratio for the quarters ending March 31, 2007 and June 30, 2007. Copies of the amendments are attached to this report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	-	Fourth Amendment Agreement dated as of March 28, 2007 by and between Memry Corporation and Webster Bank, National Association.

10.2	-	First Amendment to Subordinated Loan Agreement, dated as of March 29, 2007, by and among Memry Corporation, Putnam Plastics Company LLC, Ironbridge Mezzanine Fund, L.P., and Brookside Pecks Capital Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: March 30, 2007	By:	/s/ Richard F. Sowerby
Richard F. Sowerby
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment Agreement dated as of March 28, 2007 by and between Memry Corporation and Webster Bank, National Association.

10.2	First Amendment to Subordinated Loan Agreement, dated as of March 29, 2007, by and among Memry Corporation, Putnam Plastics Company LLC, Ironbridge Mezzanine Fund, L.P., and Brookside Pecks Capital Partners, L.P.